Exhibit 10.1


                      LINE OF CREDIT AND SECURITY AGREEMENT

         This Agreement (this "Agreement") is made effective as of July 10, 2000 (the "Effective Date"), by and between those persons executing this Agreement as lenders ("Lenders") and Hybridon, Inc. ("Borrower"), a Delaware corporation with its principal place of business at 155 Fortune Boulevard, Milford, Massachusetts.

                                   BACKGROUND

         This Agreement is made in light of the following Background:

A. As of December 31, 1996, Borrower entered into a non-revolving term loan with Silicon Valley Bank which was evidenced, in part, by that certain Loan and Security Agreement dated as of December 31, 1996 (the "Subordinate Loan Agreement").

B. On or about November 20, 1998, Forum Capital Markets, LLC ("Forum"), Delaware State Employees Retirement Fund, Declaration of Trust for the Defined Benefit Plans of ICI American Holdings Inc., Declaration of Trust for the Defined Benefit Plans of Zeneca Holdings Inc., The J.W. McConnell Family Foundation and General Motors Employees Domestic Group Trust (said trusts, foundation and fund being referred to collectively as the "Pecks Parties"; Forum and the Pecks Parties are collectively referred to as the "Subordinate Lenders") purchased Silicon Valley Bank's interest in the credit facility evidenced by the Subordinate Loan Agreement.

C. On or about December 13, 1999, various persons loaned the principal amount of $7.6 million to Borrower, which loans were evidenced by Borrower's 8% convertible promissory notes, due November 30, 2002 (the "1999 Notes").

D. In connection with the issuance of the 1999 Notes, Borrower, Subordinate Lenders and those persons who from time to time hold the 1999 Notes (collectively, the "Senior Lenders") entered into a Subordination and Intercreditor Agreement (the "Intercreditor Agreement"), pursuant to which the Subordinate Lenders agreed to subordinate the obligations of Borrower under the Subordinate Loan Agreement and the collateral securing such obligations to the Borrower's obligations under the 1999 Notes.

E. Borrower has entered into negotiations with Boston Biosystems, Inc. ("BBI"), to sell certain of Borrower's assets to BBI upon terms and under conditions set forth in an Asset Purchase Agreement (the "BBI Agreement") between Borrower and BBI (the "BBI Transaction").

F. In order to fund its operations pending the closing of the BBI Transaction, Borrower may require additional funds. Lenders are collectively willing to enter into a line of credit arrangement with Borrower, pursuant to which Lenders would commit to advance such funds, in an aggregate amount not to exceed Two Million and no/100 Dollars, from time to

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     time upon Borrower's request, on the terms and subject to the conditions set forth in this Agreement. Each Lender, by execution of this Agreement, in confirming his, her or its willingness to advance a proportionate amount of such funds, in an amount not to exceed the individual maximum indicated below such Lender's name on the signature page to this Agreement (the Lender's "Commitment").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises set forth herein, Borrower and Lenders severally but not jointly hereby agree as follows:

1. DEFINITIONS. In addition to the definitions set forth elsewhere in this Agreement, the following terms shall have the following meanings, giving effect to any numerical differences:

         1.1. "Borrower's Liabilities": All obligations and liabilities of Borrower to Lenders (including without limitation all debts, claims, and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under the Loan Documents or operation of law or otherwise.

         1.2. "Charges": All national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, Liens, claims or encumbrances upon and/or relating to the Collateral, Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material assets.

         1.3. "Collateral" shall have the meaning ascribed in Section 4.1, below.

         1.4. "Common Stock" shall mean the Borrower's Common Stock, $0.001 par value per share.

         1.5. "Conversion Price" shall equal $1.08 per Share.

         1.6. "Indebtedness": With respect to any Person, at a particular time:
(a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise or any commitment by which such Person assures a creditor against loss; (b) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principals, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (c) any obligations and liabilities of such Person with respect to unfunded vested benefits under any "employee benefit plan" or with respect to withdrawal liabilities to a "multiemployer plan," as such terms are defined under ERISA.

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         1.7. "Lien": With respect to any asset, any mortgage, pledge, Charge, hypothecation, judgment lien or similar legal process, title retention lien or other lien or security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         1.8. "Lender's Percentage" shall, as to any Lender equal that percentage which Lender's Commitment bears to the total commitments of $2,000,000.

         1.9. "Lenders' Representative" shall initially mean Youssef El-Zein (a representative designated by Pillar Investments Ltd.) or, from time to time, a successor representative chosen by the holders of a majority (measured by dollar amount) of the Borrowers Obligations hereunder, outstanding from time to time.

         1.10. "Loan Document": The Notes, this Agreement and each and every other agreement, document, assignment, certificate, statement, instrument or other written matter, now or at any time hereafter delivered to any Lender to evidence or secure liabilities and/or obligations of Borrower to Lenders, whether now or hereafter existing, arising or created, whether executed by or on behalf of Borrower or any other Person, together with all amendments, modifications, supplements, restatements, supplements, extensions and restatements or replacements thereof or thereto.

         1.11. "Person": Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

         1.12. "Subsidiary": With respect to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person.

         1.13. "Unmatured Default": Any event which with the passage of time, the giving of notice or both would be an Event of Default hereunder or under any other Loan Document.

         1.14. All financial terms used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in accordance with generally accepted accounting terms.

2.       LOANS.

         2.1. Amount. Lenders agree severally but not jointly, on the terms and conditions of this Agreement, to make loans to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding $2,000,000 (the "Loans") and in the individual maximum

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amounts indicated on their respective signature pages (which names and amounts shall be aggregated onto Schedule 2.1). The Loans made by Lenders to Borrower pursuant to this Agreement may or may not (at the sole and absolute discretion of Lenders' Representative) be evidenced by notes or other instruments issued or made by Borrower to Lender (the "Notes"). Subject to the provisions hereof, Borrower may borrow the Loans at any time or from time to time between the Effective Date and September 30, 2000, subject to compliance with the requirements of this Section 2. The outstanding principal amount of the Loans shall bear interest at a rate equal to eight percent (8%) per annum computed for the actual number of days elapsed on the basis of a 360-day year. In computing interest on the Loans, (i) the date of funding shall be included and (ii) the date of payment shall be excluded.

         2.2. Manner of Borrowing. Borrower shall give Lenders' Representative written, telegraphic or facsimile notice (the "Draw Notice") executed by a Designated Person (as defined below), specifying (a) the amount to be disbursed, which amount shall not be greater, at any one time, than the difference between $2,000,000, minus the then outstanding principal amount of all Loans theretofore made hereunder, (b) the date upon which Borrower request such amounts be disbursed to it (which date shall be not less than seven (7) calendar days after the date of delivery of the Draw Notice) and (c) Borrower's wire transfer instructions. Lenders' Representative shall immediately forward the Draw Notice to each Lender. Within two business days following receipt by each Lender of a Draw Notice in compliance with this Section 2, each such Lender shall disburse the Lender's Percentage of the requested funds to an account specified by Lenders' Representative. Lenders' Representative, in turn, shall upon receipt of funds from all Lenders, remit the funds to Borrower in care of the account specified in the Draw Notice. Prior to or concurrently with the execution hereof, Borrower shall certify to Lender the officer or officers of Borrower who are authorized to request advances (each a "Designated Person"), together with true signatures of such officer or officers, and Lenders' Representative may conclusively rely on such certification until it shall receive notice in writing to the contrary.

         2.3. Term; Conversion. Lender's obligation to make Loans to Borrower hereunder shall terminate on the earlier of (i) September 30, 2000 and (ii) the date on which the BBI Transaction is consummated (the "Maturity Date"). On the Maturity Date, each Lender may elect in its respective sole discretion either to
(a) require Borrower to convert the unpaid principal balance, plus all interest earned, under the Loans into shares of Borrower's Common Stock at the Conversion Price; provided, that in the event that a fractional interest in a share of Borrower's Common Stock would be deliverable to Lender upon any such conversion of the Fixed Loan, that number of shares of Common Stock deliverable to Lender shall be rounded to the nearest whole or (b) demand repayment of all principal and interest on the Loans.

         2.4. Use of Proceeds. Borrower shall use the Loan Proceeds to fund its working capital needs.

3.       CONDITIONS OF LENDING.

         3.1. Conditions Precedent to Initial Advance. Prior to or contemporaneously with the making of the initial advance of funds, Lender's obligation to make the Loan is subject to the satisfaction of the following conditions precedent:

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                  (a) Fees and Expenses. Borrower shall have paid all fees owed to Lenders and Lenders' Representative, including, but not limited to, an arrangement fee of $20,000 due to Lenders' Representative, and reimbursed Lender for all expenses due and payable hereunder on or before the date hereof including, but not limited to, reasonable legal fees not to exceed $10,000;

                  (b) Issuance of Warrants. Borrower shall have issued to Lenders' Representative warrants to purchase up to 500,000 shares of Borrower's Common Stock exercisable at the Conversion Price. In addition, Borrower shall have issued to the various Lenders, in proportion to their respective Lender's Percentages, warrants to purchase up to an aggregate of 1,000,000 shares of Borrower's Common Stock, exercisable at the Conversion Price. All such warrants shall be exercisable for a three-year period, running from the Maturity Date.

                  (c) Documents. Lender shall have received the Loan Documents, each in form and substance satisfactory to Lender, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied.

                  (d) Financing Statements. The applicable Form UCC-1 and UCC-2 financing statements related to the Collateral shall have been executed and delivered to Lenders' Representative for filing in all jurisdictions that Lenders' Representative deems necessary or advisable.

                  (e) Internal Approvals. Certified copies of resolutions of Borrower's Board of Directors approving the execution and delivery of and the consummation of the transactions contemplated by the Loan Documents and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by Borrower.

                  (f) Amendment of Intercreditor Agreement. Borrower, the Senior Lenders and the Subordinate Lenders shall have executed an amendment to the Intercreditor Agreement, providing that Borrower's Obligations shall have a priority of repayment and a security interest in the Collateral, that are in each case pari passu with those of the Senior Lenders, and Lenders hereunder shall be added as parties to the Intercreditor Agreement.

                  (g) BBI Arrangements. Borrower and BBI shall have entered into a final and binding BBI Agreement.

                  (h) Other Documents. Such other documents as Lender may reasonably request, including Registration Rights Agreements covering the shares of Common stock issuable upon conversion of the Notes or exercise of the Warrants..

         3.2. Additional Conditions. The obligation of Lender to make each advance of a Loan hereunder is subject to the following conditions precedent:

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                  (a) no Event of Default or Unmatured Default shall have
         occurred and be continuing;

                  (b) all representations and warranties of Borrower set forth herein, or in any other Loan Document shall be true on and as of the date of the making of such Loan with the same force and effect as if such representation or warranty was made on and as of such date;

                  (c) Borrower shall have duly performed and complied with all applicable agreements, covenants and conditions hereunder;

                  (d) no change in the business condition or operations, or results of operations, performance, properties or prospects, financial or otherwise, of Borrower shall have occurred which is deemed, in the reasonable discretion of Lenders' Representative, to have a material adverse effect on Borrower;

                  (e) no litigation or proceeding shall be outstanding or have been instituted or threatened which Lenders' Representative determines to be material against Borrower or any of Borrower's assets; and

                  (f) the BBI Agreement shall remain in full force and effect and shall not have been canceled or terminated and the Buyer under the BBI Agreement shall not have overtly asserted that any condition to Buyer's obligation to close, as set forth in Section 7(a) of the BBI Agreement and not waived by Buyer, shall not have been satisfied.

4.       COLLATERAL.

         4.1. Grant of Security Interest. To secure the prompt payment to Lenders of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under the Loan Documents, Borrower grants to Lenders' Representative, as representative of all Lenders hereunder, a security interest in and to, and collaterally assigns to Lender, all of the Collateral (as that term is defined in the Subordinate Loan Agreement), on the terms and subject to the conditions set forth in the Subordinate Loan Agreement, as amended. In addition to the Collateral as specified in the Subordinate Loan Agreement, the term "Collateral" shall include all rights of Borrower as "Seller" under the BBI Agreement, including a right to enforce Borrower's rights against BBI, in the event of a default by BBI in its purchase obligations. Borrower shall make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral.

         4.2. Perfection of Security Interest. Borrower shall execute and deliver to Lenders' Representative, at the request of Lenders' Representative, all agreements, instruments and documents that Lenders' Representative reasonably may request, in form and substance acceptable to Lender, to perfect and maintain perfected Lender's security interest in the Collateral

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and to consummate the transactions contemplated in or by the Loan Documents.
Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

         4.3. Inspection. Lenders' Representative shall have the right, at any time during Borrower's usual business hours, to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of, or any other matter relating to, the Collateral.

         4.4. Priority. Borrower warrants and represents to and covenants with Lenders that Lenders' security interest in the Collateral is now and at all times hereafter, until Borrower's Liabilities have been indefeasibly paid and performed in full, shall be perfected and have a first priority pari passu with the Senior Lenders.

         4.5. Location of Collateral. The office and/or locations where Borrower keeps the Collateral are specified in Exhibit 4.4 hereto and Borrower shall not remove such Collateral from such locations and shall not keep any of such Collateral at any other office or location unless Borrower gives Lenders' Representative written notice thereof prior thereto and the same is within the continental United States of America. Borrower, by written notice delivered to Lenders' Representative prior thereto, shall advise Lenders of Borrower's opening of any new office or place of business or its closing of any existing office or place of business.

         4.6. Proceeds of Collateral. At the request of Lenders' Representative, during the pendency of an Event of Default, and subject to the terms and conditions of the Intercreditor Agreement, Borrower shall receive, as the sole and exclusive property of Lenders and as trustee for Lenders, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrower and immediately upon receipt thereof, Borrower shall remit the same (or cause the same to be remitted), in kind, to Lenders or at Lenders' Representative's direction.

         4.7. Event of Default. Upon demand or an Event of Default or any Unmatured Default, Lenders' Representative may, subject to the terms and conditions of the Intercreditor Agreement, take control of, in any manner, and may endorse Borrower's name to any of the items of payment of proceeds described in Paragraph 4.6 above and, pursuant to the provisions of this Agreement, Lenders shall apply the same to and on account of Borrower's Liabilities.

         5. COVENANTS. At all times during the term hereof, Borrower agrees that, unless Lenders' Representative shall otherwise consent in writing:

         5.1. Affirmative Covenants.

         (a)      Insurance.

                  (i) Borrower will at all times maintain or cause to be maintained on Borrower's tangible assets, insurance against such risks ordinarily insured against by other owners or users of such properties in similar businesses similarly situated

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         and in any event the following: (1) insurance covering Borrower's tangible assets in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "Special Perils" coverage policies in an amount, subject to commercially reasonable deductibles, equal to 100% of the replacement value thereof;
         (2) comprehensive general public liability insurance in such minimum combined single limit amount as Lenders' Representative shall require, in its reasonable discretion, subject to commercially reasonable deductibles; and (3) Worker's Compensation and employer's liability insurance covering Borrower's employees in such amounts as is required by law.

                  (ii) Upon the request of Lenders' Representative, Borrower shall deliver to Lenders' Representative a certified copy of each policy of insurance and evidence of payment of all premiums therefor. Lenders shall be named as an "additional named insured" on all policies of liability insurance. Such endorsement shall provide that the insurance companies will give Lenders' Representative prior notice before any such policy shall be materially modified or canceled and that no act or default of Borrower or any other Person (other than Lenders' Representative) shall affect the right of Lenders to recover under such policy in case of loss or damage.

         (b) Payment of Charges and Debts. Borrower shall pay when due all Indebtedness and all Charges at or before maturity or before the same becomes delinquent; provided that Borrower shall not be required to pay any Indebtedness or Charges, on the conditions that (i) Borrower, in good faith, shall be contesting the same in an appropriate proceeding,
         (ii) enforcement thereof against any assets of Borrower shall be stayed; and (iii) appropriate reserves therefor shall have been established on the records of Borrower in accordance with generally accepted accounting principles.

         5.2. Negative Covenants.

                  (a) Limitations on Indebtedness. Borrower shall not, without the prior written consent of Lenders' Representative, incur Indebtedness (including guarantying or otherwise becoming liable with respect to the obligations of any other Person or any agreement to maintain the net worth of any other Person) except for: (i) Indebtedness incurred under this Agreement, (ii) Indebtedness, existing on the date hereof, disclosed to Lenders on the Financial Statements, and (iii) obligations or liabilities created or arising under any lease or trade payable incurred or arising in the ordinary course of business.

                  (b) Sale; Liens. Until Borrower's Liabilities have been indefeasibly paid and performed in full, Borrower shall not grant, permit or suffer any Lien upon any of Borrower's assets to arise after the date hereof, except Liens in the ordinary course of business. Borrower shall not sell, assign, transfer or convey all or substantially all of its assets, except pursuant to the BBI Transaction.

                  (c) Attachment; Receivers. Borrower shall not permit or suffer: (i) any levy, attachment

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         or restraint to be made affecting any of its assets which such levy, attachment or restraint has not been released within a reasonable period of time, or (ii) any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of Borrower's assets.

                  (d) Merger; Change Capital Structure. Except with respect to the BBI Transaction or with the prior written consent of the Lenders' Representative, Borrower shall not: (i) make any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Loan, or (ii), without prior notice to Lender, change its corporate name.

                  (e) Distributions; Borrower's Stock. If an Event of Default or an Unmatured Default exists or would be created thereby, Borrower shall not declare or pay dividends upon any of Borrower's stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock or other evidence of ownership interest or make any distributions or transfers of Borrower's property or assets in respect of its stock to any Persons. Notwithstanding the prior sentence, Borrower shall be permitted to make interest payments on outstanding debt instruments through the issuance of additional debt or equity securities, and to cancel securities outstanding as of the Effective Date which are later tendered to the Borrower for conversion.

         6. REPRESENTATIONS AND WARRANTIES OF BORROWER.

         6.1. General Representations. Borrower represents, covenants and warrants as follows:

                  (a) Organization. Borrower is duly organized and existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each other state where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower has no Subsidiaries or ERISA Affiliates.

                  (b) Corporate Authority; Due Diligence. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents are: (i) within Borrower's corporate powers; (ii) have been duly authorized by all necessary corporate action of Borrower; (iii) do not contravene (1) the Certificate of Incorporation or by-laws of Borrower or (2) any law or contractual restriction binding on or affecting Borrower; and (iv) do not result in or require the creation of any Lien upon or with respect to any of its properties (other than the Liens contemplated by this Agreement and the other Loan Documents). No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party.

                  (c) Binding Obligations. This Agreement and the other Loan Documents to which Borrower is a party are legal, valid and binding obligations of Borrower, and are enforceable against Borrower, in accordance with their respective terms, except as such

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         enforceability may be limited by bankruptcy, insolvency,
         reorganization, moratorium or other laws relating to or limiting creditors' rights or equitable principles generally.

                  (d) Litigation. There is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving Borrower and, to the best of Borrower's knowledge, there is no threatened action or proceeding affecting Borrower or any of its assets before any court, governmental agency or arbitrator (i) which, in any case, may materially and adversely affect the financial condition or operations of Borrower, (ii) which seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) which would affect the validity or enforceability of this Agreement or the other Loan Documents.

                  (e) Title; Liens. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral. None of the Collateral is subject to any Lien, except for (i) Liens arising under the Subordinate Loan Agreement and the 1999 Notes, (ii) Liens arising in the ordinary course of business and (iii) Liens reflected on the Financial Statements delivered by Borrower to Lenders prior to the date of the initial funding of the Loan.

                  (f) Business Purpose; Investment Company. Borrower shall use the proceeds of all loans solely for business purposes and consistently with all applicable laws and statutes. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and will not use the proceeds of any Loan hereunder so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

                  (g) Tax Returns. Borrower has filed or caused to be filed all Federal, state and local tax reports and returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or which are due or on any assessment received by it, to the extent that such taxes have become due.

                  (h) Financial Condition. The balance sheets and statements of income and retained earnings of Borrower for the year ended December 31, 1999 and for the period ended March 31, 2000 (collectively, the "Financial Statements"), are complete and correct and fairly represent the financial condition of Borrower as at the dates of said financial statements and the results of its operations for the periods ending on said dates. Borrower has previously furnished Lenders' Representative with copies of the Financial Statements. Borrower has no material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in Financial Statements or the notes thereto; and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments not disclosed by, or reserved against in said the Financial Statements or the notes thereto. The

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         Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved. Since the date of the latest of such Financial Statements, there has been no material adverse change in the financial condition of Borrower from that set forth in the Financial Statements as at that date.

                  (i) Default in Other Agreements. Borrower is not in default (other than defaults which have been waived in writing, as listed on Schedule 6.1 hereof) in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, which default would have a material and adverse effect on the business, operations, assets or condition, financial or otherwise, of Borrower, either individually or taken as a whole. Borrower is not in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its assets may be bound or affected which default would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of Borrower, either individually or taken as a whole, and no such order, award or decree adversely affects the ability of Borrower to carry on its business as currently conducted or the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents to which it is a party.

                  (j) Business Prospects. There is no fact known to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property, assets or financial condition of Borrower which has not been set forth in this Agreement or in the other Loan Documents, prior to the date hereof in connection with the transactions contemplated hereby.

                  (k) Licenses. Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks and trade names to conduct its business as heretofore conducted and as intended to be hereafter conducted by it and all such items are owned by or licensed to Borrower free and clear of conflicting claims or uses of any other Person, except where the failure to possess or own such licenses, patents, patent applications, copyrights, service marks and trademarks would not have a material adverse effect on the business of Borrower.

         6.2. Compliance with ERISA. Neither Borrower, nor any member of its controlled group (as defined under Section 414 of the Internal Revenue Code), has any obligations with respect to any Employee Benefit Plan, as defined under
Section 3(3) of ERISA. Borrower and its controlled group (a) are in compliance with ERISA in all material respects, (b) have paid or accrued all contributions owed pursuant to the terms of each applicable plan, (c) neither participate in nor sponsor any Employee Benefit Plan with an actuarial present value of accrued plan benefits, on a termination basis, that exceeds the net assets available for such benefits, as determined using the actuarial assumptions set forth in the actuarial reports for each such plan's most recently completed plan year, and
(d) offer no welfare benefit plans with accrued unfunded liabilities to any of its retirees. Borrower and its controlled group agree to (a) keep in full force and effect any and all Employee Benefit Plans that are presently in existence or may, from time

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

to time, come into existence, unless such plans can be terminated without material liability to Borrower, (b) make contributions to all Employee Benefit Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA, and (c) comply with all material requirements of ERISA so as to avoid any event that would have a material adverse effect on Borrower.

         6.3. Solvency. Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is able to pay its debts as they mature and Borrower owns property the fair saleable value of which is greater than the amount required to pay Borrower's Liabilities. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower.

         6.4. Compliance with Laws and Regulations. The execution and delivery by Borrower of this Agreement and the other Loan Documents and the performance of Borrower's obligations hereunder and thereunder are not in contravention of any law or laws. Borrower is and, at all times during the term hereof shall be, in substantial compliance with all laws, orders, regulations and ordinances of all Federal, foreign, state and local governmental authorities relating to its business, operations and assets and no failure to fully comply shall, individually or in the aggregate, have a material adverse effect on Borrower's business, operations, condition (financial or otherwise) or prospects.

         6.5. Survival. The foregoing representations, covenants and warranties of Borrower shall be continuing and shall survive the execution and delivery of this Agreement and the other Loan Documents and shall be true and correct at all times prior to the payment in full of all indebtedness under this Agreements and other Loan Documents. By submitting to Bank any request for an advance, Borrower shall be deemed to have restated each and every representation and warranty as of the date of such request. Borrower hereby affirmatively covenants to take all actions or to avoid taking any action which would render any representation or warranty untrue or inaccurate at any time during the term hereof.

         7. DEFAULT; REMEDIES.

         7.1. Events of Default. Any one or more of the following events is an "Event of Default" under this Agreement, and the term "Event of Default," wherever used herein, means any one of the following events:

              (a) if Borrower shall fail to pay any payment of principal, interest or any other amount due to Lenders under the Notes or any other Loan Document within ten (10) days of the date due and payable; or if any representation or warranty made by Borrower herein or in any other Loan Document shall prove at any time to be, in any material respect, incorrect or misleading as of the date made; or;

              (b)     if Borrower breaches the covenants set forth in Sections
         5.2 or if Borrower shall default in the performance of any other covenant hereunder (not constituting an

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

         Event of Default under any other clause of this Section 7) and such default shall continue unremedied for a period of thirty (30) days after Lenders' Representative shall have delivered written notice thereof to Borrower;

              (c) any event of default shall have occurred under the terms of the Notes or any other Loan Document (which event is not an Event of Default under any other provision of this Section 7.1) which is not cured within the time period provided therefor, if any;

              (d) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of creditors or if any case or proceeding is filed by Borrower for dissolution or liquidation or if Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or if any case or proceeding is filed against Borrower for dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within thirty (30) days after the entry or filing thereof;

              (e) if an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for any portion of Borrower's assets and the same is not dismissed or stayed within thirty (30) days after the application therefor; or

              (f) Lenders' Representative shall have reason to believe that the prospect of payment of the Loans or the performance of any of Borrower's obligations under this or any other agreement with any of the Lenders is impaired.

         7.2. Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, Lender, in its sole and absolute discretion, may: (a) declare all of Borrower's Liabilities immediately due and payable, terminate all commitments hereunder and declare all liabilities under the other Loan Documents immediately due and payable; and (b) exercise any and all rights and remedies under the other Loan Documents, at law or at equity, provided however that any such actions shall only be taken in strict conformity with the terms and conditions of the Intercreditor Agreement. Lenders' failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right to Lenders thereafter to demand strict compliance and performance therewith.

         8. GENERAL.

         8.1. Designation of Lenders' Representative as Agent. Each Lender, by his, her or its execution of this Agreement, hereby irrevocably designates the Lenders' Representative (including any duly chosen successor Lenders' Representative) to act as agent and representative of such Lender, with respect to this Agreement and as specified in the other Operative

Documents. Each Lender hereby irrevocably authorizes the Lenders' Representative to take such action on its behalf under the provisions of this Agreement and the other Operative Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to, or required of, the Lenders' Representative by the terms hereof or thereof and such other powers as are reasonably incidental thereto. Each Lender, on behalf of itself and future holders of the Notes issued to such Lender, hereby authorizes and directs the Lenders' Representative, from time to time in the Lenders' Representative's discretion to take any action and promptly to execute and deliver on its behalf any document or instrument that the Company may reasonably request to effect, confirm or evidence the provisions of this Agreement.

         8.2. Notices. Any notice, consent, waiver or other notification required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or mailed, first-class postage prepaid, or sent by recognized overnight courier express mail service or by facsimile transmission (confirmed electronically or in writing). A written notice shall be deemed to have been given to the recipient party on the earlier of: (a) the date it shall be delivered to the address required hereunder; (b) the date delivery shall have been refused at the address required hereunder; and (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required hereunder. Any and all notices shall be mailed to the following addresses:

         If to Lenders:

                           c/o Pillar Investments Ltd., as Representative 28 Avenue de Messine
                           Paris, FRANCE 75008
                           Attn:    Youssef El-Zein
                           Fax:  011 331 44 136 464

                           With a Copy to:
                           Sachnoff & Weaver, Ltd.
                           30 South Wacker Drive,
                           29th Floor
                           Chicago, Illinois 60606-7484
                           Attention: Lance Rodgers, Esq.
                           Fax:     (312) 207-6400

         If to Borrower:

                           Hybridon, Inc.
                           155 Fortune Boulevard
                           Milford, Massachusetts
                           Attention: Robert G. Andersen
                           Fax: 508/482-7692

                           With a Copy to:

                           Holland & Knight
                           One Beacon Street
                           Boston, MA
                           Attention: James Pollock, Esq.
                           Fax: (617) 720-0325

or at such other address or addresses as the party addressed may from time to time designate in writing by similar means. Any such notice shall be deemed given when actually received by the party to whom notice is intended to be given or actually delivered at the address of the party as shown above.

         8.3. Amendments, Changes, and Modifications. This Agreement may not be amended, changed, modified, altered or terminated without the written consent of Lenders' Representative.

         8.4. Indemnification. Borrower shall indemnify, defend and hold Lenders harmless from and against any and all losses, costs, liabilities, damages and expenses (including attorney's fees) of every kind, nature and description resulting or arising from: (a) the breach of any material representation, warranty or covenant herein or in any other Loan Document; (b) any third party claims relating to Borrower's business or any act or omission of Borrower; (c) any material breach or alleged breach by Borrower of any applicable law, order, regulation or ordinance of any Federal, foreign, state or local governmental authorities.

         8.5. Release. Borrower hereby acknowledges and agrees that Lenders shall not be liable to Borrower and hereby releases and discharges Lenders from any liability, for any and all losses, costs, expenses (including attorneys' fees), damages, judgments, claims and causes of action, paid, incurred or sustained by Borrower as a result of or relating to any action, or failure or refusal to act, on the part of Lenders or any other party with respect to this Agreement, or the documents and transactions related hereto or thereto or contemplated hereby or thereby, including, without limitation, the exercise by Lenders or any third party of any of its rights or remedies pursuant to any of such documents; provided that nothing herein shall be deemed a waiver or release of any claim arising after the date hereof out of Lenders' gross negligence or willful misconduct.

         8.6. Choice of Law. Borrower and Lenders hereby agree that this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to any choice of law principles.

         8.7. Interpretation. If a term or provision of this Agreement shall be held invalid, illegal or unenforceable, all other terms and provision hereof shall ,to the maximum extent possible, remain in effect.

         8.8. Waiver of Jury Trial. BORROWER AND LENDERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN EVIDENCED HEREBY AND BY THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.


BORROWER:

HYBRIDON, INC.


By:________________________________
         (Signature)

Print Name of Signatory:_____________________________

Its:________________________________
         (Print Title or Status of Signatory)

LENDERS:


Name of Lender:         ______________________________________

By:                     ______________________________________
                           (Signature)

Print Name of Signatory:_______________________________________

Its:                       ____________________________________
                           (Print Title or Status of Signatory)

Dollar of Loan Commitment: $______________